                                                                    EXHIBIT 23.2

                        [PA CONSULTING GROUP LETTERHEAD]

November 30, 2000

RE: INDEPENDENT EXPERT MARKET REPORT

Dear Ladies and Gentlemen:

         PA Consulting Group (formally PHB Hagler Bailly Inc.) consent to the use of our Independent Market Expert Report for the Reliant Energy Mid-Atlantic Power Holdings, LLC Assets in the PJM Region dated May 5, 2000 (the "Report") in the prospectus (including any amendments or supplements thereto) relating to the offering of (a) 8.554% Series A Exchange Pass Through Certificates, (b) 9.237% Series B Exchange Pass Through Certificates, and (c) 9.681% Series C Exchange Pass Through Certificates of Reliant Energy Mid-Atlantic Power Holdings, LLC ("REMA") constituting part of the Registration Statement on Form S-4 of REMA (the "Prospectus"). In addition, we consent to the inclusion of the summary of the Report contained in the Prospectus.

         We also hereby consent to the reference to us as experts under the heading "Experts" in the Prospectus.

                                      PA Consulting Group

                                      /s/ TODD FILSINGER
                                      ---------------------------------
                                      Todd Filsinger
                                      Managing Consultant